UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2007

PLAYTEX PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12620	51—0312772
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Nyala Farms Road, Westport, Connecticut		06880
(Address of Principal Executive Offices)		(Zip Code)

(203) 341–4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry into a Material Definitive Agreement.

Merger Agreement

On July 12, 2007, Playtex Products, Inc. (the “Company”), Energizer Holdings, Inc. (“Energizer”) and ETKM, Inc., a wholly-owned subsidiary of Energizer (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, the Company will become a wholly-owned subsidiary of Energizer (the “Merger”), and all outstanding shares of common stock of the Company (other than shares held by the Company’s holders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $18.30 per share in cash (the “Merger Consideration”).  The Merger Agreement also calls for the cancellation, immediately prior to the effective time of the Merger, of outstanding stock unit awards and restricted stock and for the payment, to each holder, of an amount equal to the Merger Consideration multiplied by the number of restricted stock units underlying the restricted stock award or the number of shares of restricted stock therefore held by the holder.  In addition, all outstanding stock options will be cancelled and each holder will be paid an amount equal to the number of shares underlying the option multiplied by the difference between the Merger Consideration and the exercise price of the option.

The Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to such proposals.  The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Energizer a termination fee of $35,000,000.

In connection with the Merger, the Company has agreed, if so requested by Energizer, to commence tender offers for its outstanding 8% Senior Secured Notes due 2011 and 9 3/8% Senior Subordinated Notes due 2011.  The closing of such tender offers would be conditioned upon the closing of the Merger and Energizer and the Company intend for the tender offers and the Merger to close simultaneously.  Energizer will provide funding for the payment of all Notes properly tendered pursuant to the terms of the tender offers.

The Company agreed to call and hold a special stockholder meeting as soon as reasonably practicable for the purpose of voting on the adoption of the Merger Agreement and approval of the Merger and, subject to certain exceptions, the Company’s Board of Directors will recommend approval of the Merger. Consummation of the Merger is subject to customary conditions, including, among other things, (i) approval of the Merger Agreement by the holders of a majority of the outstanding shares of the Company’s common stock, (ii) the absence of certain laws or orders prohibiting the consummation of the Merger and (iii) the expiration or termination of the Hart-Scott-Rodino Act waiting period and certain other regulatory approvals.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.  The Merger Agreement has been attached to provide investors with information regarding its items.  It is not intended to provide any other factual information about the Company, Merger Sub or Energizer.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Energizer and Merger Sub in connection with the signing of the Merger Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Energizer and Merger Sub, rather than establishing matters as facts.   Accordingly, you should not

rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Energizer or Merger Sub.

Stockholder Agreement

In connection with the execution of the Merger Agreement, Energizer concurrently entered into a Stockholder Agreement (the “Stockholder Agreement”) with the directors, certain officers and certain stockholders of the Company who beneficially own approximately 11% of the Company’s outstanding common stock.  Pursuant to the Stockholder Agreement, each director, certain officers and certain stockholders of the Company agrees to vote their shares of the Company’s common stock in favor of the Merger.

The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the full text of the Stockholder Agreement, which is attached as Exhibit 99.1 to this report and is incorporated in this report by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On July 12, 2007, the Company’s Board of Directors adopted the Playtex Products, Inc. Change in Control Severance Plan (the “Plan”), which provides additional compensation and benefits in the event an eligible employee is terminated without cause or resigns for good reason, as applicable, within one year following a change in control.  An eligible employee who agrees to participate in the Plan will not be eligible to receive any other severance benefits payable in connection with a change in control pursuant to any other plan, agreement or arrangement maintained by or entered into with the Company.

The following named executive officers are participants in the Plan: Perry R. Beadon, James S. Cook, and Thomas M. Schultz.

The Plan, as it pertains to named executive officers, generally provides for the following payments and benefits in the event the executive officer is terminated without cause or resigns for good reason:

•                  Two times (i) the annual base salary in effect at the time of the executive officer’s termination (or the date of the change in control, if higher) and (ii) the average annual bonus for the executive for the two calendar years prior to the year in which the change in control occurs.

•                  A pro-rata portion of the 2007 target bonus if the executive officer is terminated in 2007; a pro-rata portion of the greater of the 2007 target bonus or the 2008 target bonus if the executive officer is terminated in 2008.

•                  A profit-sharing contribution based on 10% of the Earnings (as defined in the Company’s Profit Sharing Retirement Plan, not including any equity compensation or severance benefits) contribution level for the year in which the executive officer’s termination occurs.

•                  A cash amount equivalent to the value of the following benefits over a two-year period:  financial planning services and health club reimbursement.

•                  A cash amount equal to the value of outplacement services at the senior executive level.

The Plan provides that the foregoing amounts will be paid in a single lump sum payment within thirty (30) days following the executive officer’s termination date, or, if required to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), within ten (10) days following the six (6)-month postponement period after termination.

In addition the Plan provides participating executive officers continued participation in the Company’s medical and dental plans for the executive and his family for the two-year period following termination, subject to continued payment of the applicable employee contribution and to cessation following commencement of employment with another employer and continued use of a Company car for the same two-year period.

In the event any payments or benefits payable under the Plan or otherwise to an executive officer would be considered “excess parachute payments,” under section 280G of the Code, such executive officer will be reimbursed for any excise taxes due on such payments or benefits pursuant to section 4999 of the Code as well as additional taxes on the reimbursement so that the net amount retained by the executive officer after payment of such taxes will be equivalent to the amount that would have been provided if payment or benefits were not subject to the excise tax.

To participate in and receive benefits under the Plan, the executive officer must agree to certain restrictive covenants contained in the Plan, including covenants relating to noncompetition and nonsolicitation of employees and customers for a two-year restriction period.  In addition, eligibility for severance payments is conditioned upon the execution, nonrevocation and compliance with the terms of a release of claims.

This description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 8.01               Other Events.

The Company and Energizer issued a joint press release on July 12, 2007 announcing the execution of the Merger Agreement.  A copy of the press release is included as Exhibit 99.3 to this report and is incorporated in this report by reference.

In connection with the merger, the Company intends to file proxy materials and other relevant documents with the Securities and Exchange Commission (the “SEC”).  Stockholders are urged to read the proxy statement (and any other relevant documents filed) with the SEC when they become available, because they will contain important information about the merger.  Playtex will mail the definitive proxy statement to the Playtex stockholders.  In addition, Stockholders may obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from the Company by directing a request to: 300 Nyala Farms Road, Westport, Connecticut 06880, Attention:  Paul E. Yestrumskas, Vice President, General Counsel and Secretary.

The Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is available in the Company’s 2006 Annual Report on Form 10-K, filed with the SEC on March 13, 2007 and the Company’s proxy statement for its 2007 annual meeting of stockholders, filed with the SEC on March 23, 2007.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01                             Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger , dated as of July 12, 2007, among Energizer Holdings, Inc., ETKM, Inc. and Playtex Products, Inc.*

99.1	Stockholder Agreement dated as of July 12, 2007, among Energizer Holdings, Inc. and the stockholders

99.2	Playtex Products, Inc. Change in Control Severance Plan

99.3	Joint press release, dated July 12, 2007, of Energizer Holdings, Inc. and Playtex Products, Inc. regarding execution of the Agreement and Plan of Merger

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYTEX PRODUCTS, INC.
(Registrant)

Date: July 13, 2007
	By:	/s/ Paul E. Yestrumskas
		Name:	Paul E. Yestrumskas
		Title:	Vice President, General Counsel and Secretary